                                  Exhibit 11.1

                        Registrant: Raster Graphics, Inc.

                Statements of Computation of Net Income Per Share
                      (In thousands, except per share data)


                                                               Three Months Ended      Nine Months Ended
                                                                  September 30,           September 30,
                                                               -------------------     -------------------
                                                                1997        1996        1997        1996
                                                               -------     -------     -------     -------
                                                                         (Restated)               (Restated)
Net income                                                     $   889     $   937     $ 3,178     $ 2,069
                                                               -------     -------     -------     -------
Weighted average common shares outstanding                       9,490       5,609       9,384       2,291
Common equivalent shares from convertible preferred stocks         642       1,127         731       2,886
Common equivalent shares from stock options and warrants          --         2,434        --         2,434
Shares related to SAB Nos. 55, 64 and 83                          --          --          --           535
                                                               -------     -------     -------     -------
Shares used in computing net income per share                   10,132       9,170      10,115       8,146
                                                               =======     =======     =======     =======

Net income per share                                           $  0.09     $  0.10     $  0.31     $  0.25
                                                               =======     =======     =======     =======